PERSHING GOLD CORPORATION
2012 Equity Incentive Plan

FIRST AMENDMENT TO
RESTRICTED STOCK AGREEMENT
(Non-Assignable)

This First Amendment, dated as of February 8, 2013 (this “Amendment”), to the Restricted Stock Agreement, dated as of November 21, 2012 (the “Agreement”), is entered into by and between Eric Alexander (“Holder”) and Pershing Gold Corporation, a Nevada corporation (the “Corporation”).

A.           Pursuant to the Agreement, on November 21, 2012, Holder was granted Two Hundred Thousand (200,000) shares (the “Shares”) of the Restricted Stock, par value $0.0001 per Share, of the Corporation pursuant to and subject to the terms of the Corporation’s 2012 Equity Incentive Plan (“Plan”).

B.           The Corporation has requested, for the benefit of the Corporation, and Holder has agreed, to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for the payment to Holder of One Hundred Dollars ($100.00) and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment to Restricted Stock Agreement.  The Agreement is hereby amended by deleting Section 1 thereof and replacing it with the following:

1.           Vesting Schedule.  The Shares shall be subject to the following vesting provisions.  All vesting is subject to claw-backs (as set forth in Section 2 herein) in the event of any breach of Corporate policy, restatements and/or adjustments, and the terms of the Plan including Section 6(f) (Termination of Employment).  Notwithstanding anything herein to the contrary, all vested shares may be exercised and disposed of not sooner than six months following the date hereof.

Percentage of Shares to Vest	Date of Vesting
33.33%	March 14, 2014
33.33%	November 30, 2014
33.34%	November 30, 2015

2.           No Other Changes.  Except for the amendment contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3.           Counterparts.  This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4.           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

HOLDER:

/s/ Eric Alexander
Eric Alexander

PERSHING GOLD CORPORATION

By: /s/ Stephen D. Alfers
Name: Stephen D. Alfers
Title: Chief Executive Officer, President
          and Chairman